EXHIBIT 15

Acknowledgement of Independent Registered Public Accounting Firm

We are aware of the incorporation by reference in

(i)

Post-Effective Amendment No. 2 to Registration Statement (Form S-8, No. 2-73803), which relates to the Phillips-Van Heusen Corporation Employee Savings and Retirement Plan,

(ii)

Registration Statement (Form S-8, No. 33-50841), which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(iii)

Registration Statement (Form S-8, No. 333-29765), which relates to the Phillips-Van Heusen Corporation 1997 Stock Option Plan,

(iv)

Registration Statement (Form S-8, No. 333-41068), which relates to the Phillips-Van Heusen Corporation 2000 Stock Option Plan,

(v)

Registration Statement (Form S-8, No. 333-109000), which relates to the Phillips-Van Heusen Corporation 2003 Stock Option Plan,

(vi)

Registration Statement (Form S-8, No. 333-125694), which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Residents of the Commonwealth of Puerto Rico,

(vii)

Registration Statement (Form S-8, No. 333-143921), Registration Statement (Form S-8, No. 333-151966) and Registration Statement (Form S-8, No. 333-160382), each of which relates to the Phillips-Van Heusen Corporation 2006 Stock Incentive Plan,

(viii)

Registration Statement (Form S-8, No. 333-158327), which relates to the Phillips-Van Heusen Corporation Associates Investment Plan for Salaried Associates, and

(ix)

Registration Statement (Form S-3, No. 333-166190), which relates to an unlimited amount of debt securities, common stock and preferred stock and pursuant to which Phillips-Van Heusen Corporation has issued (i) 7 3/8% Senior Notes due 2020; and (ii) 5,750,000 shares of common stock to the public, of our report dated June 10, 2010 with respect to the unaudited consolidated financial statements of Phillips-Van Heusen Corporation that are included in its Form 10-Q for the thirteen week period ended May 2, 2010.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements or post-effective amendments prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.

/s/ ERNST & YOUNG LLP

New York, New York

June 10, 2010